Exhibit 99.1

SECOND AMENDED AND RESTATED GROUP AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of KVH Industries, Inc., a Delaware corporation (the “Company”);

WHEREAS, certain of the undersigned are parties to (i) that certain Group Agreement, dated January 14, 2021 (the “Original Agreement”), and (ii) that certain Amended and Restated Group Agreement, dated April 18, 2021 (the “Prior Agreement”), which superseded the Original Agreement, for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the 2021 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2021 Annual Meeting”); and

WHEREAS, VIEX Capital Advisors, LLC, a Delaware limited liability Company (“VIEX Capital”), VIEX Opportunities Fund, LP – Series One, a series of VIEX Opportunities Fund, LP, a Delaware series limited partnership (“Series One”), VIEX Special Opportunities Fund II, LP, a Delaware limited partnership (“VSO II”), VIEX GP, LLC, a Delaware limited liability company (“VIEX GP”), VIEX Special Opportunities GP II, LLC, a Delaware limited liability company, (“VSO GP II”), Eric Singer (collectively, “VIEX”), John Mutch, Brad Radoff, Peter Shaper, Potomac Capital Partners V, LP, Potomac Capital Management V LLC, Potomac Capital Management Inc. and Paul J. Solit (together with VIEX, each a “Party”, and collectively, the “Parties” or the “Group”) wish to enter into this Second Amended and Restated Group Agreement (this “Agreement”) to supersede the Prior Agreement and form a group for the purpose of seeking representation on the Board at the 2021 Annual Meeting and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 4th day of May 2021 by the parties hereto:

1.       The Prior Agreement is hereby superseded in its entirety and shall be of no further force of effect.

2.       In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

3.       So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of the Company; or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

4.       Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies or written consents for the election of the persons nominated by Series One to the Board at the 2021 Annual Meeting, (ii) taking such other actions as the Parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing (collectively, the “Group Activities”). Each of the undersigned agrees that the Group shall immediately terminate upon the conclusion of the Group Activities or as otherwise agreed to by the parties.

5.       VIEX shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agrees to pay directly all such pre-approved expenses.

6.       VIEX does not intend to acquire confidential information from the Company. However, to the extent VIEX receives confidential information from or concerning the Company, VIEX hereby acknowledges and agrees that it will not share such information with the other members of the Group.

7.       Each of the undersigned agrees that any SEC filing, press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 4 shall be first approved by a representative of VIEX.

8.       The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

9.       This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

10.       This Agreement is governed by and will be construed in accordance with the laws of the State of New York. Any legal action or proceeding arising out of the provisions of this Agreement or the parties’ investment in the Company shall be brought and determined in the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

11.       The parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 5 and Section 10 which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the Group Activities or as otherwise agreed to by the parties.

12.       Each party acknowledges that Olshan shall act as counsel for both the Group and VIEX relating to their investment in the Company.

13.       The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.

14.       Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law.

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first above written.

VIEX Opportunities Fund, LP – Series One

By:	VIEX GP, LLC, its general partner

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX GP, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Special Opportunities Fund II, LP

By:	VIEX Special Opportunities GP II, LLC, its general partner

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Special Opportunities GP II, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Capital Advisors, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

/s/ Eric Singer
Eric Singer, individually and as attorney-in-fact for John Mutch, Bradley L. Radoff and Peter T. Shaper

Potomac Capital Partners V, LP

By:	Potomac Capital Management V LLC

By:	/s/ Paul J. Solit
	Name:	Paul J. Solit
	Title:	Managing Member

Potomac Capital Management V LLC

By:	/s/ Paul J. Solit
	Name:	Paul J. Solit
	Title:	Managing Member

Potomac Capital Management Inc.

By:	/s/ Paul J. Solit
	Name:	Paul J. Solit
	Title:	President

/s/ Paul J. Solit
Paul J. Solit